Exhibit 99.1

Intellinetics Grows 2024 Revenues 9.0% for Second Quarter of 2024

SaaS Revenue Increases 9.6% and

Professional Services Revenue Increases 15.8% with GAAP Profitability

COLUMBUS, OH – August 13, 2024 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and six months ended June 30, 2024.

2024 Second Quarter Financial Highlights

●	Total Revenue increased 9.0% over the same period in 2023; the growth in the second quarter was fully organic.
●	Software as a Service revenue increased 9.6% over the same period in 2023.
○ “IPAS” (IntelliCloud Payables Automation System) continued its commercialization; live reference accounts doubled to four in the quarter and they are running smoothly. An additional three are scheduled to go live in Q3 2024.
○ Management believes IPAS will be the primary driver of the Company’s SAAS growth going forward.
●	Professional services revenue increased 15.8% over the same period in 2023.
●	Net income was $75,050, or $0.02 net income per basic and fully diluted share, compared to net income of $135,734, or $0.03 per basic and fully diluted share, for the same period in 2023.
●	Adjusted EBITDA increased 7.1% to $698,217, compared to $651,646 for the same period in 2023.
●	Ended the quarter with $2,139,500 in debt principal, down from $2,964,500 at December 31, 2023 after paying down $325,000 in the quarter as a pre-payment. Year-to-date, Intellinetics has made $825,000 in debt pre-payments, and expects to pay down another $800,000 in Q3.

	For the Quarter ended June 30,
	2024	2023

Revenues:
Sale of software	$14,933	$63,646
Software as a service	1,400,591	1,277,918
Software maintenance services	353,966	349,139
Professional services	2,662,358	2,298,316
Storage and retrieval services	209,745	269,411
Total revenues	$4,641,593	$4,258,430

James F. DeSocio, President & CEO of Intellinetics, stated, “We continue to grow SaaS revenue, overall recurring revenue, and maintain solid profitability and cash generation while reducing our leverage and investing in our sales and marketing capabilities. Demand for our SaaS offerings remains robust, including encouraging market reception to our new IPAS solution, and we are building our SaaS-focused sales organization to take advantage of this opportunity. The return on investment for IPAS customers is typically well less than a year and the overall return is financially compelling, creating a large addressable market. We continue to believe that IPAS has the potential to rapidly expand our recurring revenue and support sustainable, profitable growth for years to come.”

“The quarter benefitted from excellent professional services revenue that exceeded previous quarters, in fact, Q2 2024 was a record revenue quarter,” continued DeSocio. “As discussed last quarter, our largest professional services customer plans to transition certain tasks performed by our document conversion business from one office location to another location in a way that could reduce annual revenue of our document conversion segment. The amount of the future revenue reduction is still uncertain, and the transition has been delayed by the customer with no clear timeline. We are continuing to negotiate with the customer to mitigate the impact of this future revenue reduction. In the meantime, the real star of Q2 2024 was the management team in our Document Conversion division. I’m extremely proud of how hard they’ve worked to grow the business and scale our operations.”

“Year-to-date, the strong free cash flow has enabled us to pre-pay $825,000 of our long-term debt so far this year, leaving us with a debt principal balance of just $2.1 million at June 30,” continued DeSocio. “We’ve accomplished this even as we’ve increased our operating expenses with structural investments designed to help us scale. We have implemented NetSuite to provide better visibility and functionality into our financials and project profitability and also grew our development team to expediate new product releases. We intend to continue to reduce our leverage while further investing in sales and marketing initiatives. Specifically, we’re planning to prepay another $800,000 before the end of August. This demonstrates the structural profitability of our business model. As this strategy matures, we will be positioned for robust profitability and sustainable growth, with a high predictability.”

Summary – 2024 Second Quarter Results

Revenues for the three months ended June 30, 2024 were $4,641,593, an increase of 9.0%, as compared with $4,258,430 for the same period in 2023. This organic increase was driven by a 9.6% increase in SaaS revenue, and a 15.8% increase in professional services fees, partially offset by lower sales of storage and retrieval and modest growth, at 1.4% as expected, in software maintenance services. Recurring revenue grew 6.6% and represented 57% of total revenue.

Total operating expenses increased 23.4% to $2,830,873, compared to $2,294,045, driven by higher non-cash depreciation and amortization expenses including an incremental $135,900 related to our issuance of restricted stock awards to employees, planned investments in sales and marketing, and higher general and administrative expenses. Income from operations was $172,106 compared to income from operations of $296,388 in the second quarter last year.

Intellinetics reported net income of $75,050 compared to net income of $135,734 for the same period in 2023. Basic and diluted net income per share for the three months ended June 30, 2024 was $0.02, compared to net income per share of $0.03 per basic and fully diluted share for the period ended June 30, 2023. Adjusted EBITDA was $698,217 compared to $651,646 in 2023.

Summary – 2023 Year-to-Date Results

Revenues for the six months ended June 30, 2024 were $9,148,677, an increase of 8.3% compared to $8,445,263 for the same period in 2023. Total operating expenses increased 23.8% to $5,764,997 compared to $4,655,885. In addition to structural investments for growth and scale, the primary driver of the expense increase was $533,919 related to our issuance of restricted stock awards to employees, a non-cash expense except for $69,525. Income from operations was $137,626, compared to income from operations of $580,387 last year. Intellinetics reported a net loss of $99,664, or $(0.02) per basic and diluted share (inclusive of a $397,901 charge in the first quarter of 2024 related to restricted stock awards), compared to net income of $248,297, or $0.06 per basic and diluted share, for the same period in 2023. Adjusted EBITDA was $1,371,579 compared to $1,281,525.

2024 Outlook

Based on management’s current plans and assumptions, the Company reiterated expectations that it will grow revenues on a year-over-year basis for the fiscal year 2024, and revised expectations for Adjusted EBITDA to decline modestly compared to 2023.

“Industry response to our SaaS solutions has given us confidence that the time is right to meaningfully, but judiciously, upgrade our sales and marketing investments,” commented Joe Spain, Chief Financial Officer of Intellinetics. “Historically, we have delivered reasonable growth with a relatively small sales organization. The introduction of IPAS has significantly expanded our addressable market and our potential customer base, and the growing portfolio warrants a more robust presence at trade shows as well as expanding our sales team. We are investing now to drive accelerated, profitable growth in 2025 and beyond. As such, we are now revising our guidance, and expect Adjusted EBITDA to decline compared to 2023 levels, reflecting these investments.”

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through August 27, 2024 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13748254.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, increased sales and marketing efforts, future revenues, including second quarter and full year results; organic revenue growth from both new and existing customers; market share, growth of our markets, and better results due to price increases; sustainable profitability; the rollout and success of new products, including IPAS; continued growth of SaaS revenue; expansion of relationships with key customers; the timing and ongoing negotiations relating to potential revenue reductions with our largest professional services customer; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks and uncertainties related to a potential revenue reduction from our largest professional services customer; the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended June 30,
	2024	2023
Net income - GAAP	$75,050	$135,734
Interest expense, net	97,056	160,654
Depreciation and amortization	274,638	239,803
Stock-based compensation	251,473	115,455
Adjusted EBITDA	$698,217	$651,646

	For the Six Months Ended June 30,
	2024	2023
Net (loss) income - GAAP	$(99,664)	$248,297
Interest expense, net	237,290	332,090
Depreciation and amortization	538,648	467,521
Stock-based compensation	695,305	233,617
Adjusted EBITDA	$1,371,579	$1,281,525

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the Three Months Ended June 30,
	2024	2023
Revenues as reported:
Sale of software	$14,933	$63,646
Software as a service	1,400,591	1,277,918
Software maintenance services	353,966	349,139
Professional services	2,662,358	2,298,316
Storage and retrieval	209,745	269,411
	$4,641,593	$4,258,430
Revenues - recurring only:
Sale of software - recurring	$-	$-
Software as a service - recurring	1,311,644	1,182,483
Software maintenance services - recurring	353,966	349,139
Professional services - recurring	773,908	704,023
Storage and retrieval - recurring	190,303	230,609
	$2,629,821	$2,467,066
Revenues - non-recurring only:
Sale of software - non-recurring	$14,933	$63,646
Software as a service - non-recurring	88,947	95,435
Software maintenance services - non-recurring	-	-
Professional services - non-recurring	1,888,450	1,593,481
Storage and retrieval - non-recurring	19,442	38,802
	$2,011,772	$1,791,364

Total recurring and non-recurring revenues	$4,641,593	$4,258,430

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023

Revenues:
Sale of software	$14,933	$63,646	$20,712	$78,939
Software as a service	1,400,591	1,277,918	2,805,744	2,516,350
Software maintenance services	353,966	349,139	711,949	698,681
Professional services	2,662,358	2,298,316	5,142,036	4,597,605
Storage and retrieval services	209,745	269,411	468,236	553,688
Total revenues	4,641,593	4,258,430	9,148,677	8,445,263

Cost of revenues:
Sale of software	1,125	7,344	6,190	15,525
Software as a service	217,586	258,382	433,578	479,022
Software maintenance services	13,364	15,117	29,074	31,833
Professional services	1,344,541	1,307,341	2,628,604	2,494,457
Storage and retrieval services	61,998	79,813	148,608	188,154
Total cost of revenues	1,638,614	1,667,997	3,246,054	3,208,991

Gross profit	3,002,979	2,590,433	5,902,623	5,236,272

Operating expenses:
General and administrative	2,025,796	1,561,939	4,154,289	3,116,550
Sales and marketing	530,439	492,303	1,072,060	1,071,814
Depreciation and amortization	274,638	239,803	538,648	467,521

Total operating expenses	2,830,873	2,294,045	5,764,997	4,655,885

Income from operations	172,106	296,388	137,626	580,387

Interest expense, net	(97,056)	(160,654)	(237,290)	(332,090)

Net income (loss)	$75,050	$135,734	$(99,664)	$248,297

Basic net income (loss) per share:	$0.02	$0.03	$(0.02)	$0.06
Diluted net income (loss) per share:	$0.02	$0.03	$(0.02)	$0.06

Weighted average number of common shares outstanding - basic	4,229,518	4,073,757	4,171,570	4,073,757
Weighted average number of common shares outstanding - diluted	4,722,063	4,073,757	4,171,570	4,073,757

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	(unaudited)
	June 30,	December 31,
	2024	2023

ASSETS
Current assets:
Cash	$1,680,669	$1,215,248
Accounts receivable, net	1,449,188	1,850,375
Accounts receivable, unbilled	1,483,313	1,320,837
Parts and supplies, net	93,926	110,272
Contract assets	141,214	140,165
Prepaid expenses and other current assets	335,380	367,478
Total current assets	5,183,690	5,004,375

Property and equipment, net	999,276	924,257
Right of use assets, operating	2,276,171	2,532,928
Right of use assets, finance	274,112	219,777
Intangible assets, net	3,654,183	3,909,338
Goodwill	5,789,821	5,789,821
Other assets	685,471	645,764
Total assets	$18,862,724	$19,026,260

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$340,298	$194,454
Accrued compensation	540,237	337,884
Accrued expenses	160,947	164,103
Lease liabilities, operating - current	797,870	712,607
Lease liabilities, finance - current	66,000	49,926
Deferred revenues	2,755,185	2,927,808
Total current liabilities	4,660,537	4,386,782

Long-term liabilities:
Notes payable - net of current portion	1,467,312	2,209,242
Notes payable - related party	572,063	560,602
Lease liabilities, operating - net of current portion	1,596,960	1,942,970
Lease liabilities, finance - net of current portion	219,490	175,943
Total long-term liabilities	3,855,825	4,888,757
Total liabilities	8,516,362	9,275,539

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,230,806 and 4,113,621 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	4,231	4,114
Additional paid-in capital	31,536,818	30,841,630
Accumulated deficit	(21,194,687)	(21,095,023)
Total stockholders’ equity	10,346,362	9,750,721
Total liabilities and stockholders’ equity	$18,862,724	$19,026,260

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended June 30,
	2024	2023

Cash flows from operating activities:
Net (loss) income	$(99,664)	$248,297
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	538,648	467,521
Bad debt (recovery) expense	(143)	27,528
Loss on disposal of fixed assets	547	-
Amortization of deferred financing costs	94,531	95,152
Amortization of debt discount	-	17,778
Amortization of right of use assets, financing	34,954	14,959
Share based compensation	695,305	233,617
Changes in operating assets and liabilities:
Accounts receivable	401,330	(233,431)
Accounts receivable, unbilled	(162,476)	(441,603)
Parts and supplies	16,346	652
Prepaid expenses and other current assets	31,049	(27,999)
Accounts payable and accrued expenses	345,041	(22,062)
Operating lease assets and liabilities, net	(3,990)	6,280
Deferred revenues	(172,623)	(686,320)
Total adjustments	1,818,519	(547,928)
Net cash provided by (used in) operating activities	1,718,855	(299,631)

Cash flows from investing activities:
Capitalization of internal use software	(198,051)	(208,417)
Purchases of property and equipment	(200,715)	(82,684)
Net cash used in investing activities	(398,766)	(291,101)

Cash flows from financing activities:
Payment of earnout liabilities	-	(700,000)
Principal payments on financing lease liability	(29,668)	(12,312)
Repayment of notes payable	(825,000)	(262,950)
Net cash used in financing activities	(854,668)	(975,262)

Net increase (decrease) in cash	465,421	(1,565,994)
Cash - beginning of period	1,215,248	2,696,481
Cash - end of period	$1,680,669	$1,130,487

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$160,813	$226,570
Cash paid during the period for income taxes	$12,999	$7,708

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for finance lease liability	$89,289	$-